UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 14, 2023

ARMADA HOFFLER PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35908	46-1214914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Central Park Avenue		,	Suite 2100
Virginia Beach	,	Virginia		23462
(Address of principal executive offices)				(Zip Code)

Registrant’s telephone number, including area code: (757) 366-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AHH	New York Stock Exchange
6.75% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	AHHPrA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 14, 2023, Armada Hoffler Properties, Inc. (the “Company”) held its 2023 Annual Meeting of Stockholders (the “Annual Meeting”). The Company’s stockholders voted on four proposals presented at the Annual Meeting, which are described in detail in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission (the “SEC”) on April 21, 2023, and Supplement No. 1 to the Company’s Definitive Proxy Statement, filed with the SEC on May 12, 2023 (together, the “Proxy Statement”). Holders of 62,619,219 shares of the Company’s common stock were present or represented by proxy at the Annual Meeting.

The following are the voting results of the proposals submitted to the Company’s stockholders at the Annual Meeting:

Proposal 1 (Election of Directors) — The Company’s stockholders elected the following nine persons as directors of the Company, each to serve as such until the Company’s annual meeting of stockholders to be held in 2024, or until his or her respective successor is duly elected and qualified. The following table sets forth the voting results for each director nominee:

Director Nominee	For	Against	Abstentions	Broker Non-Votes
George F. Allen	38,948,590	16,948,801	37,724	6,684,104
James A. Carroll	54,204,471	1,699,551	31,093	6,684,104
James C. Cherry	52,123,114	3,768,427	43,574	6,684,104
Dennis H. Gartman	55,794,565	118,543	22,007	6,684,104
Louis S. Haddad	54,720,456	1,171,916	42,743	6,684,104
Eva S. Hardy	52,502,723	3,402,672	29,720	6,684,104
Daniel A. Hoffler	50,390,448	5,114,455	430,212	6,684,104
A. Russell Kirk	51,319,810	4,182,222	433,083	6,684,104
John W. Snow	52,522,867	3,373,644	38,604	6,684,104

Proposal 2 (Ratification of Ernst & Young LLP) — The Company’s stockholders approved the proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2023. The following table sets forth the voting results for this proposal:

For	Against	Abstentions
60,552,406	2,015,565	51,248

Proposal 3 (Advisory Vote on Executive Compensation) — The Company’s stockholders approved, in an advisory (non-binding) vote, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement. The following table sets forth the voting results for this proposal:

For	Against	Abstentions	Broker Non-Votes
53,099,320	2,687,375	148,420	6,684,104

Proposal 4 (Approval of Amendment No. 1 to the Plan) — The Company’s stockholders approved Amendment No. 1 to the Company’s Amended and Restated 2013 Equity Incentive Plan (the “Plan”). The following table sets forth the voting results for this proposal:

For	Against	Abstentions	Broker Non-Votes
51,620,617	3,279,465	1,035,033	6,684,104

Item 7.01. Regulation FD Disclosure.

On June 15, 2023, the Company issued a press release announcing that its Board of Directors approved a $50 million share repurchase program. A copy of the press release is attached hereto as Exhibit 99.1 to this report and is incorporated in this Item 7.01 by reference.

The information contained in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly provided by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated June 15, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMADA HOFFLER PROPERTIES, INC.

Date: June 15, 2023	By:	/s/ Matthew T. Barnes-Smith
Matthew T. Barnes-Smith
Chief Financial Officer, Treasurer, and Corporate Secretary